 Exhibit 2

Jose Miguel Fuster
H.B. Fuller Company
July 8, 2003

FORM 4 - AMOUNT OF SECURITIES OWNED AT END OF PERIOD

Table I:

Direct Ownership                        13000 Shares

Indirect Ownership                587.51 Shares                By 401(k) Plan

Table II:

Common Stock Units                14330.74 Units
                                        Includes units acquired pursuant to a dividend                                                 reinvestment feature of the H.B. Fuller Company                                         Stock Incentive Plan. These units convert into                                         shares of common stock on a 1-for-1 basis.

Employee Stock Option                 9920 Shares @ $21.50/share
(Right-to-Buy)                        vests in 4 equal installments beginning on                                                 December 2, 1999
                                        expiring on December 2, 2008

Employee Stock Option                7086 Shares @ $27.375/share
(Right-to-Buy)                        vests in 4 equal installments beginning on                                                 December 1, 2000
                                        expiring December 1, 2009

Employee Stock Option                15152 Shares @ $18.625/share
(Right-to-Buy)                        vests in 4 equal installments beginning on                                                 December 7, 2001
                                        expiring on December 7, 2010

Employee Stock Option                8965 Shares @ $25.95/share
(Right-to-Buy)                        vests in 4 equal installments beginning on                                                 January 17, 2003
                                        expiring on January 17, 2012

Employee Stock Option                8193 Shares @ $27.90/share
(Right-to-Buy)                        vests in 4 equal installments beginning on                                                 December 9, 2003
                                        expiring on December 9, 2012

Phantom Units                        2682.93 Units @22.90/unit
                                        Units convert into shares of common stock on a 1-                                        for-1 basis upon the earlier of certain                                                         termination events as specified in the Key                                                 Employee Deferred Compensation Plan or such                                                 earlier date as selected by the participant.